Exhibit 99

SCHEDULE A

Excellence Education Investment Limited

Director	Business Address	Present Principal Employment	Citizenship
Meirong Yang	No.1, Country Garden Road, Beijiao Town, Shunde District, Foshan, Guangdong 528300, China	Director of Excellence Education Investment Limited	PRC

Junchun Yang	No.1, Country Garden Road, Beijiao Town, Shunde District, Foshan, Guangdong 528300, China	Director of Excellence Education Investment Limited and director of Ultimate Wise Group Limited	Macau

Ultimate Wise Group Limited

Director	Business Address	Present Principal Employment	Citizenship
Huiyan Yang	No.1, Country Garden Road, Beijiao Town, Shunde District, Foshan, Guangdong 528300, China	Chairman and executive director of Country Garden Holdings Company Limited; chairman and non-executive director of Country Garden Services Holdings Company Limited	Hong Kong

Junchun Yang	No.1, Country Garden Road, Beijiao Town, Shunde District, Foshan, Guangdong 528300, China	Director of Excellence Education Investment Limited and director of Ultimate Wise Group Limited	Macau

Noble Pride Global Limited

Director	Business Address	Present Principal Employment	Citizenship
S.B. Vanwall Ltd.	Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands	Director of Noble Pride Global Limited	British Virgin Islands

Yeung Family Trust V

Joint Settlor	Business Address	Present Principal Employment	Citizenship
Huiyan Yang	No.1, Country Garden Road, Beijiao Town, Shunde District, Foshan, Guangdong 528300, China	Chairman and executive director of Country Garden Holdings Company Limited; chairman and non-executive director of Country Garden Services Holdings Company Limited	Hong Kong

Meirong Yang	No.1, Country Garden Road, Beijiao Town, Shunde District, Foshan, Guangdong 528300, China	Director of Excellence Education Investment Limited	PRC

Member of Investment Committee	Business Address	Present Principal Employment	Citizenship
Meirong Yang	No.1, Country Garden Road, Beijiao Town, Shunde District, Foshan, Guangdong 528300, China	Director of Excellence Education Investment Limited	PRC

Hongru Zhou	Suites 6-7, The Turvill Building Old Swiss, 149 Cherry Hinton Road, Cambridge, England, Cb1 7bx, United Kingdom	Chairperson of the Board of Director of Bright Scholar Education Holdings Limited	Hong Kong

Ruolei Niu	Suites 6-7, The Turvill Building Old Swiss, 149 Cherry Hinton Road, Cambridge, England, Cb1 7bx, United Kingdom	Chief Executive Officer of Bright Scholar Education Holdings Limited	Hong Kong

TMF Trust (HK) Limited

Directors	Business Address	Present Principal Employment	Citizenship
CHAN Ki	c/o TMF Trust (HK) Limited, 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	Director of TMF Trust (HK) Limited	Hong Kong

CHOA Kin Wai	c/o TMF Trust (HK) Limited, 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	Director of TMF Trust (HK) Limited	Hong Kong

CHOW Tsz Kwan	c/o TMF Trust (HK) Limited, 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	Director of TMF Trust (HK) Limited	Hong Kong
Natalija KUZOVIC	c/o TMF Trust (HK) Limited, 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong	Director of TMF Trust (HK) Limited	Nederlandse

Wisdom Avenue Global Limited

Directors	Business Address	Present Principal Employment	Citizenship
Hongru ZHOU	Suites 6-7, The Turvill Building Old Swiss, 149 Cherry Hinton Road, Cambridge, England, Cb1 7bx, United Kingdom	Chairperson of the Board of Director of Bright Scholar Education Holdings Limited; Director of Wisdom Avenue Global Limited and Bright Education Mergersub Limited	Hong Kong

Qing YAO	3303B2, 33/F, The Centrium, 60 Wyndham Street, Central, Hong Kong	Director of Wisdom Avenue Global Limited and Waterflower Investment Ltd.	Hong Kong

Ham YEUNG	3303B2, 33/F, The Centrium, 60 Wyndham Street, Central, Hong Kong	Director of Wisdom Avenue Global Limited and Waterflower Investment Ltd.	Hong Kong

Waterflower Investment Ltd.

Directors	Business Address	Present Principal Employment	Citizenship
Ruolei Niu	Suites 6-7, The Turvill Building Old Swiss, 149 Cherry Hinton Road, Cambridge, England, Cb1 7bx, United Kingdom	Chief Executive Officer of Bright Scholar Education Holdings Limited; Director of Waterflower Investment Ltd. and Bright Education Mergersub Limited	Hong Kong

Qing YAO	3303B2, 33/F, The Centrium, 60 Wyndham Street, Central, Hong Kong	Director of Waterflower Investment Ltd. and Wisdom Avenue Global Limited	Hong Kong

Ham YEUNG	3303B2, 33/F, The Centrium, 60 Wyndham Street, Central, Hong Kong	Director of Waterflower Investment Ltd. and Wisdom Avenue Global Limited	Hong Kong

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